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As filed with the Securities and Exchange Commission on April 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OMTOOL, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-447481
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8A Industrial Way
Salem, NH 03079
(603) 898-8900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Robert L. Voelk
Chief Executive Officer
Omtool, Ltd.
8A Industrial Way
Salem, NH 03079
(603) 898-8900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
John A. Meltaus, Esq.
Sascha A. Rosebush, Esq.
TESTA, HURWITZ & THIBEAULT, LLP
125 High Street
Boston, Massachusetts 02110
(617) 248-7000

        Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $.01 par value per share	632,000	$10.49	$6,629,680.00	$839.98

(1)
Includes up to 51,000 shares of the Registrant's common stock issuable upon exercise of warrants issued to the financial advisor or its nominees on March 30, 2004. This registration statement also registers such additional shares of the Registrant's common stock as may become issuable as a result of stock splits, stock dividends or similar transactions. All share numbers in this registration statement reflect the two-for-one stock split in the form of a dividend on the Registrant's common stock that was effective on April 27, 2004.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(3)
Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the common stock of Omtool, Ltd. on the Nasdaq SmallCap Market on April 28, 2004.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion: Dated April 29, 2004

632,000

OMTOOL, LTD.

Shares of Common Stock
$.01 Par Value Per Share

        This prospectus covers the sale of up to 632,000 shares of our common stock by the selling security holders listed inside.

        Our common stock is traded on the Nasdaq SmallCap Market under the symbol "OMTL." On April 28, 2004, the last reported sale price for our common stock as reported by Nasdaq was $10.21 per share.

        All share and per share information in this prospectus reflects the two-for-one stock split in the form of a stock dividend on our common stock, paid on April 27, 2004.

        See "Risk Factors" beginning on page 3 for information that should be considered before investing.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is April 29, 2004.

OMTOOL, LTD.

        Omtool, Ltd. ("Omtool" or the "Company") is a leading provider of electronic document delivery and management software that enables efficient, secure, confirmed and cost-efficient document exchange between businesses. Omtool's products provide users with an extensive, flexible feature set that converts, transmits, receives, and automatically archives documents in electronic formats which enables users to streamline the handling and management of business documents and assists businesses in complying with government regulations such as the Sarbanes-Oxley Act of 2002 and the Health Insurance Portability and Accountability Act of 1996. The features are also useful to any business that wants to track and archive documents and its transactions as well as secure and protect private information. Omtool's products enable the integration of business processes that include the exchange of hard copy and electronic documents such as legal contracts, financial transactions, medical records and purchase order processing. Omtool's products minimize risks by preserving the security of high value documents while facilitating increased productivity, reducing costs and fulfilling emerging business requirements.

        Omtool was incorporated in New Hampshire in March 1991 and was reincorporated in Delaware in January 1996. The Company's principal executive offices are located at 8A Industrial Way, Salem, New Hampshire 03079 and its telephone number is (603) 898-8900. The Company's Internet address is http://www.omtool.com.

Selected Consolidated Financial Data

        The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto included in our annual reports and other information on file with the SEC. The statements of consolidated operations data set forth below for the fiscal year ended December 31, 2001 have been derived from the Company's consolidated financial statements, which statements have been audited by Arthur Andersen LLP, independent public accountants. The statements of consolidated operations data set forth below for each of the fiscal years ended December 31, 2002 and 2003 and the balance sheet data as of December 31, 2002 and 2003 have been derived from the Company's consolidated financial statements, which statements have been audited by PricewaterhouseCoopers LLP, independent accountants. The statement of operations data for the year ended December 31, 1999 and the balance sheet data as of December 31, 2000 and 1999, have been derived from financial statements not incorporated by reference in this Registration Statement. The per share data and weighted average number of common shares outstanding have been adjusted to reflect the two-for-one stock split in the form of a dividend on the Company's common stock that was effective on April 27, 2004.

	Year Ended December 31,
	1999	2000	2001	2002	2003
	(in thousands, except per share data)
Statement of Consolidated Operations Data:
Revenues:
Software license	$12,394	$6,032	$5,051	$4,373	$4,102
Hardware	7,072	4,216	3,129	2,734	2,767
Service and other	7,620	6,659	7,174	7,370	6,878

Total revenues	27,086	16,907	15,354	14,477	13,747

Cost of revenues:
Software license	1,070	423	431	347	280
Hardware	4,891	3,008	2,082	1,769	1,859
Service and other	3,704	4,175	4,091	3,282	3,152

Total cost of revenues	9,665	7,606	6,604	5,398	5,291

Gross profit	17,421	9,301	8,750	9,079	8,456

Operating expenses:
Sales and marketing	11,879	6,328	6,254	6,150	4,745
Research and development	5,003	3,767	3,219	2,815	2,187
General and administrative	5,562	3,879	3,616	4,559	2,948
Restructuring costs and asset write-off	2,995	708	—	—	806
Settlement costs	—	1,700	—	—	—
Loss (income) on sale of AS/400 product line	2,668	(447)	—	—	—

Total operating expenses	28,107	15,935	13,089	13,524	10,686

Loss from operations	(10,686)	(6,634)	(4,339)	(4,445)	(2,230)
Interest and other income, net	668	1,102	631	181	140

Loss before (benefit) provision for income taxes	(10,018)	(5,532)	(3,708)	(4,264)	(2,090)
(Benefit) provision for income taxes	(857)	—	—	1,255	(144)

Net loss	$(9,161)	$(5,532)	$(3,708)	$(5,519)	$(1,946)

Net loss per share
Basic and diluted	$(2.54)	$(1.52)	$(1.02)	$(1.54)	$(0.56)

Weighted average number of common shares outstanding
Basic and diluted	3,600	3,630	3,636	3,588	3,494

	December 31,
	1999	2000	2001	2002	2003
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$19,163	$17,883	$12,491	$9,790	$8,242
Working capital	17,707	13,639	10,225	4,734	3,237
Total assets	27,473	22,463	17,216	12,692	10,492
Total stockholders' equity	20,185	14,890	11,075	5,334	3,439

RISK FACTORS

        The following risk factors should be considered carefully along with the other information contained or incorporated by reference in this prospectus.

        Future Operating Results Uncertain.    The Company incorporated and shipped its initial facsimile software products in 1991. In the years ending December 31, 2001, 2002 and 2003, the Company had operating losses and decreasing revenues. There can be no assurance that the Company will be able to increase its level of revenues or return to profitability in the future; as the Company's operating history makes the prediction of future operating results difficult or impossible. Increases in operating expenses may occur and, together with pricing pressures and a decline in the growth rate of the overall U.S. economy, may result in a continued decrease in operating income and operating margin percentage. The Company's ability to improve its operating results will depend upon, among other things, its ability to increase sales of the Accuroute, Genifax and Genidocs software products to new customers as well as increased product penetration into existing customers. The Company recently commenced its strategic expansion into document routing and distribution software, and has limited financial and operating data and a limited operating history relevant to this solution. Accordingly, it is difficult to evaluate the prospects for the level of acceptance of this solution. Future operating results will depend on many other factors, including, without limitation, the degree and rate of growth of the markets in which the Company competes, the level of acceptance of the Windows NT, Windows 2000 and Windows XP operating systems, the level of product and price competition, the ability of the Company to establish strategic relationships and develop and market new and enhanced products and to control costs, the ability of the Company to expand its direct sales force and indirect distribution channels both domestically and internationally and the ability of the Company to attract and retain key personnel. As a result, it is possible that in the future the Company's operating results will be below the expectations of public market analysts and investors. In such event, the price of the Company's common stock would likely be materially adversely affected.

        Product Concentration.    To date, much of the Company's revenues have been attributable to licenses of the Company's facsimile-based enterprise solutions and related products and services. The Company expects such products and related services to continue to account for much of the Company's future revenues. However, recently the amount of revenues attributable to the licenses of such products has declined and there can be no assurances that such decline will not continue. Furthermore, the Company introduced its secure business-to-business electronic document exchange products, Genidocs and Genifax, to the market in the fourth quarter of 2000 and it introduced its proprietary document and routing software, Accuroute, in the second quarter of 2002. To date, the Company has not recognized a significant amount of revenues from its Genidocs and Accuroute products. The Company expects that its Genidocs and Accuroute products may account for an increasing portion of future revenues. However, there can be no assurances that the Genidocs and Accuroute products will be financially successful or result in any significant revenues. Factors adversely affecting the pricing of or demand for such products, such as competition or technological change, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's prospects must be considered in light of the risks and difficulties frequently encountered by companies dependent upon operating revenues from a new product line in an emerging and rapidly evolving market.

        New Products and Technological Change.    The markets for the Company's products are relatively new and are characterized by rapid technological change, evolving industry standards, changes in end-user requirements and frequent new product introductions and enhancements. The Company's future success will depend upon its ability to enhance its current products and to develop and introduce new products that keep pace with technological developments and respond to evolving end-user requirements. There can be no assurance that the Company will be successful in developing and marketing new products or product enhancements on a timely basis, or that new products or product enhancements developed by the Company, such as the Genidocs, Genifax and Accuroute products will achieve market acceptance. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products obsolete and unmarketable. From time to time, the Company and its competitors may announce new products, capabilities or technologies that have the potential to replace or shorten the life cycle of the Company's existing product offerings. There can be no assurance that announcements of new product offerings by the Company or its competitors will not cause customers to defer or forego the licensing of the Company's existing or planned products and have a material adverse effect on the Company's business, financial condition and results of operations.

        The Market Risks for Secure Business-to-Business Electronic Document Exchange Solutions.    The market for Genidocs, the Company's secure business-to-business electronic document exchange solution is new and evolving rapidly. The Company's success will depend upon the adoption and use by current and potential customers of secure business-to-business electronic document exchange solutions. The Company's success will also depend upon acceptance of its technology as the standard for providing these solutions. The adoption and use of the Company's secure business-to-business electronic document exchange solution will involve changes in the manner in which businesses have traditionally exchanged information. The Company's ability to influence usage of its secure business-to-business electronic document exchange solution by customers is limited. The Company intends to spend considerable resources educating potential customers about the value of secure business-to-business electronic document exchange solutions. It is difficult to assess, or to predict with any assurance, the present and future size of the potential market for the Company's secure business-to-business electronic document exchange solution, or its growth rate, if any. Moreover, the Company cannot predict whether the Company's secure business-to-business electronic document exchange solution will achieve any market acceptance. Any future products or future product enhancements that are not favorably received by customers.

        Dependence on Genifax Product Line and the Windows 2000/XP environment.    The Company currently derives a significant portion of its revenues from licenses of the Genifax product and related services and resale of related hardware. Continued market acceptance of the Genifax product is critical to the Company's future success. As a result, any decline in demand for or failure to maintain broad market acceptance of the Genifax product line as a result of competition, technological change or otherwise, would have a material adverse effect on the Company's business, financial condition and results of operations. The Company's future financial performance will depend in large part on new and enhanced versions of the Genifax product. There can be no assurance that the Company will continue to be successful in marketing the Genifax product or any new or enhanced versions of the Genifax product. There can be no assurance that the Company will be successful in developing products for new or enhanced operating systems such as Windows 2000 or Windows XP, or that such systems will not obviate the need for the Company's products. If any new or enhanced operating system gains widespread use and the Company fails to develop and provide its products for this operating system on a timely basis, the Company's business, financial condition and results of operations would be materially adversely affected.

        Dependence on Client/Server Environment.    The Company's enterprise, client/server facsimile software products are intended to help organizations efficiently manage their facsimile communications, utilizing a client/server computing environment. The client/server market is relatively new and there can be no assurance that organizations will move away from the use of stand-alone fax machines or continue to adopt client/server environments, or that customers of the Company that have begun the migration to a client/server environment will broadly implement this model of computing. The Company's future financial performance will depend in large part on continued growth in the market for client/server applications, which in turn will depend in part on the growth in the number of organizations implementing client/server computing environments. There can be no assurance that these markets will continue to grow or that the Company will be able to respond effectively to the evolving requirements of these markets. If the market for client/server application products and services does not grow in the future, grows more slowly than the Company anticipates, or if the Company fails to respond effectively to evolving requirements of this market, the Company's business, financial condition and results of operations would be materially adversely affected.

        Risks Associated with Listing on the Nasdaq SmallCap Market.    In August 2002, the Nasdaq National Market ("Nasdaq") informed the Company that its common stock had traded for 30 consecutive trading days below the minimum bid price and that the Company had until November 4, 2002, to demonstrate compliance with Nasdaq's listing requirements by maintaining a bid price for its common stock of at least $1.00 for a minimum of ten consecutive trading days. The Company did not regain compliance and on October 29, 2002, the Company applied to transfer from the Nasdaq National Market to the Nasdaq SmallCap Market. On November 26, 2002, the Company transferred to the Nasdaq SmallCap Market and it was afforded the remainder of this market's 180 calendar day grace period, or until February 3, 2003, to regain compliance with the minimum bid price per share requirement. On January 14, 2003, Omtool's Board of Directors voted a one-for-seven stock split of the Company's common stock effective January 15, 2003 pursuant to a special meeting of stockholders that was held on the same day approving an amendment to the Company's Amended and Restated Certificate of Incorporation of the Company to effect a reverse stock split. On February 5, 2003, the Company was notified by Nasdaq that it had regained compliance. The Company cannot predict the impact, if any, of a change in listing to the SmallCap Market. In addition, the Company cannot predict the continuance of its listing status in the future including the possibility of delisting from the Nasdaq Small Cap Market. The delisting of the Company's common stock from Nasdaq may materially impair the stockholder's ability to buy and sell shares of the Company's common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, the Company's common stock. Furthermore, the delisting of the Company's common stock could significantly impair the Company's ability to raise capital should it desire to do so in the future.

        Intense Competition.    The document routing and distribution software, secure business-to-business electronic document exchange solution and enterprise, client/server facsimile solution markets are intensely competitive and rapidly changing and the Company expects competition to continue to increase. The Company believes its ability to compete successfully depends upon a number of factors both within and beyond its control, including product performance; reliability and features; product adoption; ease of use; product scalability; quality of support services; price/performance; timeliness of enhancements and new product releases by the Company and its competitors; the emergence of new computer-based facsimile and secure business-to-business electronic document exchange solutions and standards; name recognition; the establishment of strategic alliances with industry leaders and industry and general economic trends.

        The Company may not be able to compete successfully against current and future competitors in the secure business-to-business electronic document exchange solutions market, and the competitive pressures the Company faces could harm its business and prospects. In the intensely competitive and rapidly changing business-to-business secure document exchange market, the Company competes directly with Authentica, Sigaba, Tumbleweed, and Zixit and a number of other providers. There are also other categories of technology solution that overlap and compete in certain ways with aspects of the Company's products. These include:

  •
  Document management solutions from vendors such as Documentum, Hummingbird and iManage whose electronic collaboration solutions compete with certain aspects of the Company's solutions;

  •
  Electronic forms and electronic signature solutions from vendors such as Adobe, PureEdge, CreateForm and Silanis that offer the creation of electronic documents with electronic signatures; and

  •
  Security infrastructure solutions from vendors such as Verisign and Entrust whose solutions can be used to build applications that enable secure document communications.

        The Company expects the competition in the business-to-business secure document exchange market to increase over time.

        The Company competes directly with a large number of vendors of facsimile products, including providers of facsimile software products for client/server networks such as RightFAX (a subsidiary of Captaris), Fenestrae, TopCall International and Biscom. The Company also competes with providers offering a range of alternative facsimile solutions including outsourcing network facsimile solutions, such as Easylink Services; operating systems containing facsimile and document e-mail features; low-end fax modem products; providers of desktop fax software; single-platform facsimile software products; and customized proprietary software solutions. In addition, providers of operating systems or business software applications may bundle competitive facsimile solutions as part of their broader product offerings.

        Many of the Company's competitors and potential competitors have longer operating histories and greater financial, technical, sales, marketing and other resources, as well as greater name recognition and market acceptance of their products and technologies than the Company. In addition, there are relatively low barriers to entry in the markets in which the Company operates and intends to operate, and new competition may arise either from expansion by established companies or from new emerging companies or from resellers of the Company's products. There can be no assurance that current or potential competitors of the Company will not develop products comparable or superior—in terms of price and performance features—to those developed by the Company, adapt more quickly than the Company to new or emerging technologies and changes in market opportunities or customer requirements, establish alliances with industry leaders, or take advantage of acquisition opportunities more readily than the Company. In addition, no assurance can be given that the Company will not be required to make substantial additional investments in connection with its research, development, engineering, marketing, sales and customer service efforts in order to meet any competitive threat, or that such required investments will not have a material adverse effect on operating margins. Changes in government laws and regulations may also affect our ability to maintain competitiveness. Increased competition may result in reduction in market share, pressure for price reductions and related reductions in gross margins, any of which could materially adversely affect the Company's ability to achieve its financial and business goals. There can be no assurance that in the future the Company will be able to successfully compete against current and future competitors.

        Fluctuations in Quarterly Results of Operations; Seasonality.    The Company's quarterly revenues and results of operations have fluctuated significantly in the past and will likely fluctuate significantly in the future. Causes of such fluctuations have included and may include, among others, the demand for the Company's products and services; the size and timing of orders; the number, timing and significance of new product announcements by the Company and its competitors; the ability of the Company to develop, introduce, market and ship new and enhanced versions of the Company's current and planned products on a timely basis; the level of product and price competition; changes in operating expenses; changes in average selling prices and mix of the Company's products; changes in the Company's sales incentive strategy; the mix of direct and indirect sales, and general economic factors, including a continued decline in the growth rate of the overall U.S. economy. In addition, the sale of the Company's products often involves delays because customers tend to implement the products on a large scale and they also must establish certain minimum hardware capabilities. The Company's products therefore often have a lengthy sales cycle while the customer evaluates and receives approvals for the purchase of the Company's products. During such sales cycles, the Company may expend substantial funds and management efforts yet receive no revenues. It is difficult to accurately predict the sales cycle of any large order. If one or more large orders fail to close as forecasted in a fiscal quarter, the Company's revenues and operating results for such quarter could be materially adversely affected. Any one or more of these or other factors could have a material adverse effect on the Company's business, financial condition and results of operations. The potential occurrence of any one or more of these factors makes the prediction of revenues and results of operations on a quarterly basis difficult and performance forecasts derived from such predictions unreliable.

        In general, revenues are difficult to forecast because the market for secure business-to-business electronic document exchange, enterprise client/server facsimile solutions software and routing and distribution software is evolving rapidly and the Company's sales cycle—from the customer's initial evaluation through purchase of licenses and the related support services—varies substantially from customer to customer. License fee revenues in any quarter depend on orders received and shipped in that quarter with an increasing percentage of orders in any quarter being received in the last weeks of the quarter. License fee revenues from quarter to quarter are difficult to forecast, as no significant order backlog exists at the end of any quarter because the Company's products typically are shipped upon receipt of customers' orders.

        A substantial portion of the Company's operating expense is related to personnel, facilities, equipment and marketing programs. The level of spending for such expense cannot be adjusted quickly and is therefore fixed in the short term. The Company's expense levels for personnel, facilities, equipment and marketing programs are based, in significant part, on the Company's expectations of future revenues on a quarterly basis. If actual revenue levels on a quarterly basis are below management's expectations, results of operations are likely to be adversely affected by a similar amount because a relatively small amount of the Company's expense varies with its revenue in the short term.

        Due to all of the foregoing factors, it is likely that in some future periods the Company's results of operations will be below the expectations of securities analysts and investors. In such event, the price of the Company's common stock would likely be materially adversely affected.

        Expansion of Indirect Channels; Potential for Channel Conflict; Strategic Alliances.    The Company markets its products and services directly through telesales and indirectly through marketing channels such as value added resellers ("VARs"), systems integrators, distributors and strategic business partners. Although the Company has historically focused its efforts on marketing through its sales force, the Company continues to utilize resources to develop and expand indirect marketing channels. There can be no assurance that the Company will be able to attract and retain a sufficient number of qualified VARs, systems integrators, distributors and strategic business partners to successfully market the Company's products. In addition, there can be no assurance that the Company's resellers and strategic business partners will not develop, acquire or market computer-based facsimile products that are competitive with the Company's products. The failure to retain its VARs, systems integrators, distributors and strategic partners could have a material adverse effect on the Company's business, financial condition and results of operations.

        The distributor agreements generally provide that either party may terminate the agreement without cause upon 30 days written notice to the other party. The Company also resells its products on a purchase order basis through other VARs, systems integrators and distributors. Either party may terminate such relationships, at any time, and therefore there can be no assurance that any VAR, systems integrator or distributor will continue to represent the Company's products. Furthermore, the Company's strategic alliances may be terminated by either party, at any time; there can be no assurances that such strategic alliances will continue. The inability to retain certain VARs, systems integrators, distributors or strategic business partners, or the development or marketing by VARs, systems integrators, distributors or strategic business partners of competitive offerings, could have a material adverse effect on the Company's business, financial condition and results of operations.

        Selling through indirect channels may limit the Company's contacts with its customers. As a result, the Company's ability to accurately forecast sales, evaluate customer satisfaction and recognize emerging customer requirements may be hindered. The Company's strategy of marketing its products directly to end-users and indirectly through VARs, systems integrators and distributors may result in distribution channel conflicts. The Company's direct sales efforts may compete with those of its indirect channels and, to the extent different resellers target the same customers, resellers may also come into conflict with each other. As the Company strives to expand its indirect distribution channels, there can be no assurance that emerging channel conflicts will not materially adversely affect its relationships with existing VARs, systems integrators or distributors or adversely affect its ability to attract new VARs, systems integrators and distributors.

        Ability to obtain Additional Financing.    We expect our current cash, cash equivalents and investments will meet our normal working capital and capital expenditure needs for at least the next twelve months. We may need to raise additional funding at that time or earlier if we decide to undertake more rapid expansion, including acquisitions of complementary products or technologies, or if we increase our marketing and/or research and development efforts in order to respond to competitive pressures. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. We may obtain additional financing by issuing shares of our common stock, which could dilute our existing stockholders. If we cannot raise needed funds on acceptable terms, or at all, we may not be able to develop or enhance our products or respond appropriately to competitive pressures, which would seriously harm our business.

        Risks Associated with Acquisitions.    The Company may augment its internal growth with acquisitions of businesses, products and technologies that could complement or expand the Company's business. Certain of these businesses may be marginally profitable or unprofitable. In order to achieve anticipated benefits from these acquisitions, the Company must successfully integrate the acquired businesses with its existing operations and no assurance can be given that the Company will be successful in this regard. The Company has limited experience in integrating acquired companies into its operations, in expanding the scope of operations of required businesses, in managing geographically dispersed operations and in operating internationally. In the past the Company has incurred one-time costs and expenses in connection with acquisitions and it is likely that similar one-time costs and expenses would be incurred in connection with future acquisitions. In addition, attractive acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the possible need to obtain regulatory approval. There can be no assurance that the Company will be able to complete future acquisitions. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds either through public or private financings, including bank borrowings. Any financing, if available at all, may be on terms which are not favorable to the Company. The Company may also issue shares of its common stock to acquire such businesses, which may dilute the Company's existing stockholders.

        Ability to Manage Growth.    The Company may expand its operations and anticipates that expansion may be required in order to address potential market opportunities. The Company may increase the size of its sales and marketing and research and development expenditures as necessary. There can be no assurance that such expansion would be completed successfully or that it would generate sufficient revenues to cover the Company's expenses. The Company will need to continue to attract and retain highly qualified technical, sales and managerial personnel. There can be no assurance that the Company will be able to retain or continue to hire such personnel in the future. The inability of the Company to effectively expand operations and manage growth, if any, could have a material adverse effect on the Company's business, financial condition and results of operations.

        Risks Associated with the Use of Arthur Andersen as Independent Auditors.    Arthur Andersen LLP ("Andersen"), the Company's former independent public accountants that audited the Company's financial statements until June 28, 2002, was found guilty by a jury on June 15, 2002 of federal obstruction of justice in connection with the government's investigation of Enron Corporation. Andersen ceased practicing before the SEC effective August 31, 2002. Although the Company has no reason to believe that those financial statements are incorrect, it is possible that events arising out of the indictment may adversely affect Andersen's ability to satisfy any claims arising from its provision of auditing and other services to the Company, including claims that may arise out of Andersen's audit of the Company's financial statements. The SEC has indicated that it will continue accepting financial statements audited or reviewed by Andersen provided that the Company comply with the applicable rules and orders issued by the SEC in March 2002 for such purpose.

        Risks Associated with International Expansion.    An element of the Company's strategy is to increase its international sales. The Company expects to face competition from secure business-to-business electronic document exchange solutions and local facsimile product providers in their native countries. To successfully maintain international sales, the Company needs to recruit and retain additional international resellers and distributors. There can be no assurance that the Company will be able to maintain international sales of its products or that the Company's international distribution channels will be able to adequately market, service and support the Company's products. International operations generally are subject to certain risks, including dependence on independent resellers, fluctuations in foreign currency exchange rates, compliance with foreign regulatory and market requirements, variability of foreign economic conditions and changing restrictions imposed by United States export laws. Additional risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, tariffs and other trade barriers, costs of localizing products for foreign countries, lack of acceptance of localized products in foreign countries, longer accounts receivable payment cycles, difficulties in managing international operations, difficulties in enforcing intellectual property rights and the burdens of complying with a wide variety of foreign laws. The Company has a sales office outside of the United States, such operations are subject to certain additional risks, including difficulties in staffing and managing such operations and potentially adverse tax consequences including restrictions on the repatriation of earnings. There can be no assurance that such factors will not have a material adverse effect on the Company's future international sales and, consequently, the Company's business, financial condition and results of operations. To date, a majority of the Company's sales have been made in United States dollars and the Company has not engaged in any hedging transactions through the purchase of derivative securities or otherwise.

        Dependence on Key Personnel.    The Company's future performance depends, in significant part, upon the continued service of its key technical, sales and senior management personnel, most of whom are not bound by an employment agreement or by a noncompetition agreement. The loss of the services of one or more of the Company's executive officers or other key employees could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel is intense, and the Company has experienced difficulty in recruiting qualified technical personnel. There can be no assurance that the Company will be able to retain or continue to hire key technical, sales and managerial personnel in the future.

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" that involve risks and uncertainties, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Our results could differ materially from those anticipated in these statements that are not historical facts and are forward-looking statements (including, but not limited to, statements concerning: the plans and objectives of management; expectations for sales and marketing, research and development and general and administrative expenses; developments relating to the Company's product and service offerings, markets and acquisitions; anticipated trends in the Company's business; the Company's strategic alliances and changes in the regulatory environment) may constitute forward-looking statements. These forward-looking statements are neither promises nor guarantees, but are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements.

USE OF PROCEEDS

        We will receive no part of the proceeds from the sale of any of the shares by any of the selling security holders although we may receive $6.00 per share upon exercise of warrants for 51,000 shares, issued in connection with a private placement that closed on March 30, 2004.

SELLING SECURITY HOLDERS

        This prospectus relates to the resale of up to 632,000 shares of our common stock by the selling security holders listed below. These shares include: (i) 530,000 shares that some of the selling security holders acquired from us at a price of $6.00 per share in a private placement that closed on March 30, 2004, (ii) 51,000 shares issued to Broadband Capital Management LLC and its nominees for financial advisory services in connection the same private placement and (iii) 51,000 shares that are issuable upon the exercise of warrants with an exercise price of $6.00 per share granted to Broadband Capital Management LLC and its nominees for financial advisory services in connection with the same private placement.

        The following table sets forth information as of April 28, 2004 with respect to the shares of common stock of the Company beneficially held by each selling security holder. Upon the acquisition of our shares, any of the selling security holders, their transferees and their distributees may offer to sell the shares they acquire from the Company from time to time under Rule 415 of the Securities Act. See "Plan of Distribution."

        The persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them based upon information provided to the Company by the selling security holders.

        In calculating the percentage of shares beneficially owned by each selling security holder prior to and after the offering, we have based our calculations on the number of shares of common stock deemed outstanding as of April 28, 2004 which includes: 3,816,092 shares of common stock outstanding as of April 28, 2004 and all shares of common stock issuable upon the exercise of options and warrants which may be exercised by that selling security holder within 60 days of April 28, 2004.

	Number of Shares Beneficially Owned Prior to Offering		Number of Shares Offered(1)		Number of Shares Beneficially Owned After Offering(1)
Name
					Number	Percent
The Doug Levine 2002 Qualified Annuity Trust	102,334		83,334		19,000	*
Kabuki Partners ADP, G.P.	100,000		100,000		0	*
Michael Rapoport	135,600	[2]	53,200	[2]	82,400	2.16%
DKR Soundshore Oasis Holding Fund Ltd.	68,000		68,000		0	*
Corsair Capital Partners, L.P.	68,000		68,000		0	*
Alexander Enterprise Holdings Corp.	42,000		40,000		2,000	*
Fraydon Manocherian	41,666		41,666		0	*
Leviticus Partners LP	40,000		40,000		0	*
Philip Wagenheim	31,800	[3]	31,800	[3]	0	*
Jeffrey Meshel	25,000	[4]	5,000	[4]	20,000	*
The FM Grandchildren's Trust	25,000		25,000		0	*
Selwyn Partners LP	20,000		20,000		0	*
Trinad Capital LP	20,000		20,000		0	*
DKR Soundshore Strategic Holding Fund Ltd.	12,000		12,000		0	*
Corsair Capital Investors Ltd.	9,000		9,000		0	*
Broadband Capital Management LLC	7,000	[5]	7,000	[5]	0	*
Corsair Capital Partners 700 L.P.	3,000		3,000		0	*
Karl Brenza	2,500	[6]	2,500	[6]	0	*
Elliot Smith	2,500	[7]	2,500	[7]	0	*

TOTAL	755,400		632,000		123,400	3.23%

        Except as set forth above, to the best of our knowledge, and based upon representations by the selling security holders, none of the selling security holders had any material relationship with the Company or any of its affiliates within the three-year period ending on the date of this prospectus.

*
Represents less than 1% of the total.

1
The number of shares of common stock deemed outstanding includes (i) 3,816,092 shares of common stock outstanding as of April 28, 2004 and (ii) all common stock underlying options, warrants and other convertible securities which are exercisable or convertible within 60 days of April 28 , 2004 by the person or entity in question. Because the selling security holders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling security holders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling security holders.

2
Includes 23,200 shares of common stock issuable upon the exercise of a warrant.

3
Includes 13,800 shares of common stock issuable upon exercise of a warrant.

4
Includes 5,000 shares of common stock issuable upon the exercise of a warrant.

5
Includes 4,000 shares of common stock issuable upon the exercise of a warrant.

6
Consists of 2,500 shares of common stock issuable upon exercise of a warrant.

7
Consists of 2,500 shares of common stock issuable upon exercise of a warrant.

PLAN OF DISTRIBUTION

        The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales;

  •
  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

        The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have informed the Company that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

        The Company is required to pay all fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        The Company will not receive any part of the proceeds from the sale of these shares by any of the selling security holders although we may receive $6.00 per share upon exercise of the warrant for 51,000 shares issued as part of the private placement.

        In order to comply with the securities laws of individual states, the shares of our common stock offered under this prospectus will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, these shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. The selling security holders have advised the Company that they only intend to offer and sell the shares in the states of Florida and New York. The Company intends to make certain filings with the states of Florida and New York in order to permit the selling security holders to offer and sell the shares in the states of Florida and New York. The Company has not registered or qualified, and does not currently intend to register or qualify, the offer and the sale of the shares in any other state.

        The selling security holders are not restricted as to the price or prices at which they may sell the shares of our common stock offered under this prospectus. Sales of shares at less than the market price may depress the market price of our stock. Moreover, the selling security holders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time which may also depress the market price of our stock.

        Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the shares of our common stock offered under this prospectus may not simultaneously engage in market making activities with respect to the shares for a period of time prior to the commencement of the distribution. In addition, each selling security holder will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations under the Securities Exchange Act, including, but not limited to, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of the shares by the selling security holder.

        There is no assurance that any selling security holder will sell any or all of the shares described in this prospectus and may transfer, devise or gift these securities by other means not described in this prospectus.

        We are permitted to suspend the use of this prospectus in connection with sales of the shares of our common stock offered under this prospectus by holders during periods of time under certain circumstances relating to pending corporate developments and public filings with the Securities and Exchange Commission and similar events.

LEGAL MATTERS

        Several legal matters with respect to the shares of our common stock offered under this prospectus will be passed upon for us by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements for the year ended December 31, 2001 that is incorporated by reference in this Prospectus and elsewhere in the registration statement was audited by Arthur Andersen, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as having been experts in giving these reports. However, as a result of the cessation of Arthur Andersen's practice, we have not been able to obtain the consent of Arthur Andersen to our inclusion of Arthur Andersen's audit report herein. Please see page 9 of this prospectus with respect to disclosure concerning our previous auditing firm and risks associated with the inability to obtain such consent.

        The consolidated financial statements as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 incorporated by reference in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act, and in accordance with those requirements file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the reports, proxy statements and other information that we file with the Commission under the informational requirements of the Securities Exchange Act at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for information about the Commission's Public Reference Room. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http: //www.sec.gov. Our Web site is http: //www.omtool.com. Information contained on our Web site is not a part of this prospectus.

        We have filed with the Commission a registration statement on Form S-3, including all amendments to the registration statement under the Securities Act with respect to the shares of our common stock offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the shares offered under this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance please see the copy of the full agreement filed as an exhibit to the registration statement. We qualify each of these statements in all respects by the reference to the full agreement. The registration statement, including the exhibits and schedules to the registration statement, may be inspected at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from the Commission's office upon payment of the prescribed fees.

DOCUMENTS INCORPORATED BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents filed by us with the Commission, File No. 0-22871, are incorporated by reference in this prospectus, except as superseded or modified by this prospectus:

1.
Our annual report on Form 10-K for the fiscal year ended December 31, 2003, filed under the Securities Exchange Act.

2.
Our current reports on Form 8-K as filed on April 8, 2004 and April 9, 2004.

3.
The description of our common stock, $.01 par value per share, contained in the section entitled "Description of Capital Stock" contained in our registration statement on Form S-1 filed with the Commission on June 17, 1997, including any amendment or report filed for the purpose of updating the description of our common stock.

        All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering made under this prospectus are incorporated by reference in this prospectus and made a part of this prospectus from the date we file the documents with the Commission. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any document incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to Omtool, Ltd., Attention: Chief Financial Officer, 8A Industrial Way, Salem, New Hampshire 03079, telephone (603) 898-8900.

        You should rely only on the information contained in this prospectus or information specifically incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof. This prospectus is not an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation is illegal.

632,000 Shares

of

Common Stock

of

OMTOOL, LTD.

PROSPECTUS

April 29, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other expenses of issuance and distribution.

        The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are estimated as follows, subject to future contingencies:

Amount
Securities and Exchange Commission registration fee	$839.98
Nasdaq Additional Listing fee	$3,510.00
Legal fees and expenses	$7,500.00
Accounting fees and expenses	$12,000.00
Miscellaneous	$2,500.00
Total	$26,349.98

        None of the above expenses will be paid by the selling security holders.

ITEM 15. Indemnification of directors and officers.

        Pursuant to the provisions of Section 145 of the Delaware General Corporation Law ("DGCL") the Company has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the Company or for other organizations at the request of the Company.

        Article Seventh of the Company's Amended and Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be liable for monetary damages for breach of fiduciary duty, except to the extent that the DGCL prohibits the elimination of liability of directors for breach of fiduciary duty.

        Article Ninth of the Company's Amended and Restated Certificate of Incorporation, as amended, provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

        Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

        Article Ninth of the Company's Amended and Restated Certificate of Incorporation, as amended, further provides that the indemnification provided therein is not exclusive of any other rights to which an indemnified person may be entitled under any law agreement or otherwise.

        In addition to the indemnification provided by Section 145 of the DGCL, the Company has entered into Indemnity Agreements with its directors pursuant to which the Company agrees to indemnify that director for (1) all expenses, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any legal action, suit or proceeding against the director by reason of the fact that he was an agent of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings had no reasonable cause to believe his conduct was unlawful, and (2) all expenses incurred in connection with the investigation, defense, settlement or appeal of any legal action or proceeding brought against the director by or in the right of the Company by reason of any action taken or not taken by him in his capacity as a director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Company is not obligated under the terms of the Indemnity Agreements to indemnify its directors (a) for expenses or liabilities paid directly to the directors by directors' and officers' insurance, (b) on account of any claims against the directors for an accounting of profits made from the purchase or sale by directors of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act, as amended, (c) if indemnification would not be lawful.

ITEM 16. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Specimen certificate representing the common stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1, No. 333-29397 and incorporated herein by reference).
4.2	Stock Purchase Agreement (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated March 30, 2004 and incorporated herein by reference).
4.3	Registration Rights Agreement (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K dated March 30, 2004 and incorporated herein by reference).
4.4	Common Stock Warrant (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K dated March 30, 2004 and incorporated herein by reference).
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.*
23.1	Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).*
23.2	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act of 1933, as amended).
23.3	Consent of PricewaterhouseCoopers LLP.*

*
filed herewith.

ITEM 17. Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salem, New Hampshire, on April 29, 2004.

Omtool, Ltd.
By:	/s/ ROBERT L. VOELK Robert L. Voelk Chairman and Chief Executive Officer and President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT L. VOELK Robert L. Voelk	Chairman and Chief Executive Officer and President (Principal Executive Officer)	April 29, 2004
/s/ DANIEL A. COCCOLUTO Daniel A. Coccoluto	Acting Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	April 29, 2004
/s/ RICHARD D. CRAMER Richard D. Cramer	Director	April 29, 2004
Arnold E. Ditri	Director	April , 2004
/s/ ANDREW E. LIETZ Andrew E. Lietz	Director	April 29, 2004
/s/ MARTIN A. SCHULTZ Martin A. Schultz	Director	April 29, 2004
/s/ WILLIAM C. STYSLINGER, III William C. Styslinger, III	Director	April 29, 2004

EXHIBIT LIST

Exhibit No.	Description of Exhibit
4.1	Specimen certificate representing the common stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1, No. 333-29397 and incorporated herein by reference).
4.2	Stock Purchase Agreement (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated March 30, 2004 and incorporated herein by reference).
4.3	Registration Rights Agreement (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K dated March 30, 2004 and incorporated herein by reference).
4.4	Common Stock Warrant (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K dated March 30, 2004 and incorporated herein by reference).
5.1	Opinion of Testa, Hurwitz & Thibeault, LLP.*
23.1	Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).*
23.2	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act of 1933, as amended).
23.3	Consent of PricewaterhouseCoopers LLP.*

*
Filed herewith.

QuickLinks

OMTOOL, LTD.
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. Other expenses of issuance and distribution.
  ITEM 15. Indemnification of directors and officers.
  ITEM 16. Exhibits.
  ITEM 17. Undertakings.
SIGNATURES
EXHIBIT LIST